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Exhibit 10.19

***Text Omitted and Filed Separately
Pursuant to a Confidential Treatment Request
Under C.F.R. §§ 200.80(b)(4) and Rule 406
of the Securities Act of 1933, as amended.

DSM PHARMA CHEMICALS, INC.
and
NOVACARDIA, INC.

DEVELOPMENT, TECHNOLOGY TRANSFER AND PRE-COMMERCIAL MANUFACTURING AGREEMENT

        THIS DEVELOPMENT, TECHNOLOGY TRANSFER AND PRE-COMMERCIAL MANUFACTURING AGREEMENT (the "Agreement") is executed as of this 5th day of June, 2006 (the "Effective Date"), by and between DSM Pharma Chemicals North America, Inc., a corporation organized under the laws of the State of Delaware, having a place of business at 45 Waterview Blvd., Parsippany, NJ 07054, and its affiliate, DSM Fine Chemicals Austria Nfg GmbH Co KG, an Austrian corporation, having a place of business at St. Peter Strasse 25, 4021 Linz, Austria (collectively, both DSM parties hereinafter referred to as "DPC"); and NovaCardia, Inc.("NovaCardia"), a corporation organized under the laws of Delaware, having its principal place of business at 12230 El Camino Real, Suite 300, San Diego, California 92130.

WITNESSETH:

        WHEREAS, DPC is in the business of providing contract manufacturing services to the pharmaceutical industry and desires to provide such services to NovaCardia; and

        WHEREAS, NovaCardia desires to engage DPC to provide certain of such services; and

        WHEREAS, DPC and NovaCardia have agreed upon a contract pursuant to which DPC would provide pre-commercial manufacturing for the Active Pharmaceutical Ingredient (as hereinafter defined) for NovaCardia pursuant to the terms and conditions set forth below;

        NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated as a substantive part of this Agreement, and in consideration of the performance of the mutual covenants and promises herein contained, DPC and NovaCardia intending to be legally bound, agree as follows:

ARTICLE 1: DEFINITIONS

        The following terms have the following respective meanings:

        1.1   "AAA" shall have the meaning provided in Section 15.2.

        1.2   "Act" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

        1.3   "Active Pharmaceutical Ingredient" or "API" shall mean the substance having the name of KW-3902.

        1.4   "Affiliate" shall mean, with respect to either party, all corporations or other business entities that, directly or indirectly, are controlled by, control or are under the common control with that party. For this purpose, the meaning of the word "control" shall mean having the power to direct or cause the direction of the management and policies of an entity including, but not limited to, ownership of more than fifty percent (50%) of the voting shares or interest of such corporation or other business entity.

        1.5   "Batch Records" shall mean the executed manufacturing instructions, the executed packaging order, the analytical testing results and any other manufacturing related document, such as deviation or investigation reports.

        1.6   "Certificate of Analysis" shall mean the documented test results that demonstrate compliance to the Specifications.

        1.7   "cGMPs" shall mean the then current and applicable good manufacturing practice regulations established in 21 C.F.R. Parts 210 and 211, as amended and in effect from time to time and other applicable FDA policies relating thereto in effect at any time during the term of this Agreement.

        1.8   "Claims" shall have the meaning provided in Section 8.1.

        1.9   "Clinical Lot" shall mean a Pre-Commercial Lot manufactured for the purpose of conducting human clinical studies.

        1.10 "Commercial Manufacturing Agreement" shall have the meaning provided in Article 6.

        1.11 "Compliance Papers" shall have the meaning provided in Section 3.5.

        1.12 "Confidential Information" shall have the meaning provided in Section 7.1.

        1.13 "Development and Technology Transfer Phase" shall mean the activities described in Schedules B and D.

        1.14 "Disclosing Party" shall have the meaning provided in Section 7.1.

        1.15 "DPC Facilities" shall mean the DSM Pharma Chemicals facilities located in Linz, Austria.

        1.16 "FDA" shall mean the United States Food and Drug Administration.

        1.17 "Inventions" shall have the meaning provided in Section 11.1.

        1.18 "Laboratory" shall have the meaning provided in Section 3.6.

        1.19 "Lead Party" shall have the meaning provided in Section 11.2.

        1.20 "Loss" or "Losses" shall have the meaning provided in Section 8.1.

        1.21 "Materials" shall mean all materials necessary for the manufacture of the API.

        1.22 "NDA" shall mean the New Drug Application(s) for the API submitted to the FDA by NovaCardia, including any amendments and supplements thereto.

        1.23 "Notice" shall have the meaning provided in Article 17.

        1.24 "Phase III Clinical Trials" shall mean the human clinical trials on sufficient numbers of patients that are designed to establish the safety and biological activity of a drug for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed, as more fully defined in 21 C.F.R. 312.21(b).

        1.25 "Pre-Commercial Lots" shall mean the API as manufactured for the purpose of conducting human clinical studies as well as for pre-commercial work such as experimental, demonstration and stability lots.

        1.26 "Receiving Party" shall have the meaning provided in Section 7.1.

        1.27 "Specifications" shall mean the bulk drug specifications that are set forth in Schedule A hereto for API manufacturing and testing, and any revisions thereto which are mutually agreed upon by the parties. Specifications shall also include any specifications added to this Agreement by mutual agreement of the parties during the term of this Agreement.

        1.28 "U.S." shall mean the United States of America.

ARTICLE 2: PRE-COMMERCIAL MANUFACTURING OF PRODUCT

        2.1    Development and Technology Transfer Phase.    The Development and Technology Transfer Phase shall be performed at the DPC Facilities as described in Schedules B and D. During such Development and Technology Transfer Phase, DPC will assist NovaCardia in obtaining approval for commercial manufacturing for the API in DPC's Facilities in order to facilitate the commercial supply of API by DPC, in the event the parties enter into a Commercial Manufacturing Agreement as described in Article 6. To such effect, DPC shall perform testing of the API and USP/NF monograph testing of Materials.

        2.2    Manufacture of API.    DPC will manufacture API in accordance with cGMPs and other applicable rules and regulations of the FDA. If NovaCardia requires API for distribution of product outside the U.S., then NovaCardia shall so notify DPC, and the parties shall agree on any additional costs and activities required to comply with such foreign governmental or regulatory agencies with jurisdiction over the manufacture, use or sale of such API, as then in effect. In accordance with cGMPs and during the term of this Agreement, DPC shall (i) take all steps necessary to ensure that any API that may be produced by it pursuant to this Agreement shall be free of cross-contamination from any other manufacturing or similar activities and (ii) be responsible for validated cleaning and changeover procedures prior to manufacturing any API for NovaCardia. Both parties shall promptly notify each other of any new instructions or specifications required by the FDA or the Act, and of other applicable domestic or foreign rules and regulations, and shall confer with each other with respect to the best means to comply with such requirements and shall allocate any costs of implementing such changes on an equitable basis. DPC and NovaCardia shall agree on the schedule for manufacture and delivery of API and Pre-Commercial Lots. Unless otherwise agreed by DPC, NovaCardia shall provide at least [. . .***. . .] notice prior to the required shipment date for delivery of product hereunder, or [. . .***. . .].

        2.3    Facilities and Equipment.    DPC shall provide its facilities, personnel and equipment for the manufacturing, testing and validation, where required, of the Pre-Commercial Lots. Except with respect to Pre-Commercial Lots, NovaCardia will reimburse DPC for the first set only of all API specific change parts, including, but not limited to, equipment required for the manufacturing and testing of the API. Reimbursement by NovaCardia shall be made in accordance with Section 5.1 and Schedule C of this Agreement.

        2.4    Supply of Materials and Supplies.    DPC shall provide the Materials for the manufacture of the Pre-Commercial Lots. DPC shall use and rotate all stock of Materials on a first-in, first-out basis.

        2.5    Processing and Testing.    As set forth in Schedule B, DPC shall be responsible for performance of the manufacturing process of the Pre-Commercial Lots. DPC shall be responsible for the testing and release of the Pre-Commercial Lots. As such, DPC shall be responsible for obtaining, and shall store at no cost to NovaCardia, the Materials required for such testing.

        2.6    Rework.    DPC shall not rework any batch of the API without NovaCardia's prior written consent.

        2.7    Analytical Methods.    DPC shall be responsible for providing the API standards for the assay and impurities for analytical methods validation, subject to written approval in advance by NovaCardia. DPC shall perform: (i) development and validation of all API analytical methods set forth on Schedule A hereto, (ii) Materials USP/NF monograph testing, and (iii) all analytical and microbiological testing for API and for release of Pre-Commercial Lots. All Materials supplied by DPC shall comply with USP/NF requirements. DPC shall conduct the stability work for the experimental and clinical batches of API as established in the stability protocol set forth in Schedule B.

ARTICLE 3: DELIVERY AND ACCEPTANCE

        3.1    Purchase and Supply Agreement.    During the term of this Agreement, NovaCardia agrees to buy, and DPC agrees to sell, such quantities of the API as set forth on Section A.7 of Schedule B at the prices set forth on Schedule C.

        3.2    Delivery.    Unless otherwise agreed by the parties in writing, DPC shall deliver all shipments of the API, F.C.A. DPC's Facilities in Linz, Austria (Incoterms 2000) for shipment by common carrier to the destination(s) specified by NovaCardia in the applicable purchase order and at NovaCardia's expense. DPC shall ship the API under conditions consistent with the

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Specifications and the type of transport chosen by NovaCardia. The API shall be packaged for shipment as described in Schedule B.

        3.3    Title.    Title and risk of loss to API and to each Pre-Commercial Lot shall pass to NovaCardia at the F.C.A. point pursuant to Section 3.2.

        3.4    Timely Delivery.    DPC agrees to use its reasonable commercial efforts to ensure that APIs ordered by NovaCardia hereunder shall be delivered at the times set forth in Schedule D.

        3.5    Acceptance and Rejection.    Prior to delivery to NovaCardia of each Pre-Commercial Lot supplied pursuant to this Agreement, DPC shall send to NovaCardia (a) confirmation in writing that such Pre-Commercial Lot was manufactured in accordance with the applicable Batch Records and (b) if such Pre-Commercial Lot is a Clinical Lot, a Certificate of Analysis with respect to such Clinical Lot (the "Compliance Papers"). Upon receipt of such Compliance Papers, NovaCardia shall have such Compliance Papers reviewed by a quality consultant chosen by NovaCardia in order to determine whether such Pre-Commercial Lot conforms to the Specifications. Unless NovaCardia notifies DPC within [. . .***. . .] of receipt of the Compliance Papers that it rejects a Pre-Commercial Lot, NovaCardia shall be deemed to have accepted such Pre-Commercial Lot. If NovaCardia rejects a Pre-Commercial Lot, DPC will deliver a new Pre-Commercial Lot to NovaCardia at [. . .***. . .] expense and upon NovaCardia's request, within a mutually agreeable time frame after receiving notice of such rejection from NovaCardia; provided, however, that if it is determined either by the Laboratory, as such term is defined in Section 3.6 below, or by DPC that the failure of any Pre-Commercial Lot to meet Specifications is due to [. . .***. . .] shall be responsible, at its own expense, for the replacement of the new Pre-Commercial Lot. Subject to Section 8.2, [. . .***. . .]. In the event that the Laboratory, as such term is defined in Section 3.6 below, or DPC determines (and such determination does not conflict with Laboratory's determination) that the failure of any API to meet Specifications is due to causes other than [. . .***. . .] the fees set forth in Section 2 of Schedule C with respect to (i) such finished API, and (ii) the costs of the testing methods employed by DPC to determine the cause for rejection.

        3.6    Disputes.    Notwithstanding anything in this Agreement to the contrary, if either party disputes the determinations with respect to the quality of any API pursuant to the provisions of Section 3.5 hereof, and such dispute is not resolved by mutual agreement of the parties within sixty (60) days, such dispute shall be resolved by the determination of either (a) an independent laboratory approved by both DPC and NovaCardia that is compliant with FDA guidelines and regulations or (b) an independent expert of recognized repute within the United States pharmaceutical industry approved by both DPC and NovaCardia (in either case, a "Laboratory"), the appointment of which shall not be unreasonably withheld or delayed by either party. The determination of the Laboratory shall be final and binding upon the parties. The party against whom the determination is made shall pay the fees and expenses of the Laboratory making the determination as well as all costs relating to the supply of defective API.

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ARTICLE 4: QUALITY

        DPC shall ensure that all API supplied to NovaCardia complies with the Specifications and has been manufactured in accordance with cGMPs. Conformance to the Specifications will be verified in accordance with the testing standards and procedures specified therein. The parties agree that within thirty (30) days after execution of this Agreement they will execute a pharmaceutical quality agreement containing terms mutually agreed to by the parties, such agreement to be attached hereto as Schedule E. Such pharmaceutical quality agreement shall include, but not be limited to, provisions regarding test reports and certificates of analysis, access to DPC Facilities by NovaCardia representatives, records, change in manufacturing process, failed batches, samples and complaints and adverse reactions. The parties agree that, should NovaCardia wish to implement any amendment to the Specifications or Schedule E, NovaCardia shall provide to DPC such proposed amendment in writing for DPC's review and approval, which approval shall not be unreasonably withheld. The parties acknowledge that the Specifications may need to be refined and modified as the parties gain experience with the manufacture, testing and use of the API. Accordingly, NovaCardia and DPC agree to negotiate in good faith to modify the Specifications and/or Schedule E, as applicable, from time to time as the parties'experience with the manufacture, testing and use of the API warrants; and DPC further agrees that it will facilitate changes to the Specifications and/or Schedule E, as applicable, that are necessary or appropriate in light of FDA or other regulatory requirements. The parties agree to allocate on an equitable basis any special costs of developing and implementing revised procedures.

ARTICLE 5: CONSIDERATION

        5.1    Billing.    NovaCardia will compensate DPC for services rendered for development of the API and for the manufacture of the API, at the prices set forth in Schedule C. With respect to prices related to the manufacture of API, the prices per lot are based on the Specifications. Development activities will be charged to NovaCardia [. . .***. . .] according to the information and requirements supplied by NovaCardia and [. . .***. . .] the prices set forth on Schedule C [. . .***. . .]. DPC shall not undertake additional development activity (i.e. activity beyond the scope of work set forth on Schedule B) without NovaCardia's prior written agreement as to the scope of work and the costs thereof. DPC shall submit invoices for amounts due under this Agreement pursuant to the timing schedules set forth in Schedule C. In the event that DPC is required to obtain any special permit for API, (a) DPC shall obtain NovaCardia's prior written consent with regard to obtaining such special permit, and (b) if the acquisition of such special permit is approved by NovaCardia, NovaCardia shall reimburse DPC for all expenses associated with obtaining such special permit.

        5.2    Method of Payment.    NovaCardia shall pay all amounts due hereunder to DPC in Euros not later than thirty (30) days following the receipt of the applicable invoice, unless, with

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respect to payments for a specific shipment of API, such shipment of API is rejected in accordance with the provisions of Section 3.5.

        5.3    Taxes.    NovaCardia shall reimburse DPC for all taxes, customs duties, excises, or other charges hereafter imposed or increased which DPC may be required to pay to any government (federal, state, or local) and which are levied directly upon, or measured directly by, the sale, production or transportation (a) of API supplied hereunder or (b) of raw materials utilized by DPC's supplier(s) in the production of API supplied hereunder.

        5.4    Late Payments.    Any payment due pursuant to this Section 5 which is not made by the date it is due will accrue simple interest from that date to the date of the actual payment at a rate of one and one half percent (1.5%) per month, or such lesser maximum permissible rate of interest. DPC may, at any time during the term of this Agreement, seek further assurances from NovaCardia regarding NovaCardia's ability to continue to perform its obligations under this Agreement. If such assurances are not forthcoming from NovaCardia, DPC may suspend its performance hereunder or, at its sole option, may terminate this Agreement upon due notice to NovaCardia.

ARTICLE 6: RIGHT OF FIRST NEGOTIATION REGARDING COMMERCIAL MANUFACTURING

        The parties hereto have entered into this Agreement with the expectation that DPC will be NovaCardia's designated commercial manufacturer of API. On this basis, NovaCardia hereby grants DPC the first right to negotiate the terms of an agreement for the commercial manufacture of API (the "Commercial Manufacturing Agreement"). The parties agree to use commercially reasonable efforts to negotiate in good faith a definitive commercial manufacturing agreement within [. . .***. . .]. If no agreement is reached by the parties within such [. . .***. . .] period, NovaCardia shall be free to enter into a commercial manufacturing agreement with a third party so long as the terms of such agreement are no less favorable to NovaCardia than the terms last offered by DPC during such [. . .***. . .] period.

ARTICLE 7: CONFIDENTIAL INFORMATION

        7.1    Confidentiality.    Any information or data, tangible or intangible, whether in written, graphic or electronic form, including, but not limited to, information or data related to formulations, plans, programs, plants, process, technical materials, products, production requirements, standard specifications, costs, equipment, operations, procedures, instructions or customers (all of which is herein referred to as "Confidential Information") disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") under this Agreement is the sole property of the Disclosing Party. For clarification, all records, data, plans and other information pertaining to API, including API developed or generated by DPC under this Agreement, shall be Confidential Information of NovaCardia. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the term of this Agreement, and for a period of five (5) years thereafter, the Receiving

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Party will maintain in confidence all Confidential Information disclosed by Disclosing Party. The Receiving Party may use the Confidential Information of the Disclosing Party only to the extent required to accomplish the purposes of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but at least reasonable care) to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Disclosing Party's Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

        7.2    Limitations.    The Receiving Party shall not be obligated to treat information as Confidential Information if the Receiving Party can show by competent written evidence that such information:

          (a)   was already known to the Receiving Party without any obligations of confidentiality prior to receipt from the Disclosing Party;

          (b)   was in the public domain or otherwise generally available to the public at the time of its disclosure to the Receiving Party;

          (c)   became part of the public domain or otherwise generally available to the public after its disclosure other than through any act or omission of the Receiving Party in breach of any obligation of confidentiality;

          (d)   was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or

          (e)   was independently discovered or developed by the Receiving Party without use of the Disclosing Party's Confidential Information.

        7.3    Authorized Disclosure.    Each party may disclose the Confidential Information to the extent such disclosure is reasonably necessary in the following circumstances:

          (a)   with respect to NovaCardia, conducting clinical trials;

          (b)   with respect to NovaCardia, as required pursuant to certain disclosure obligations to third parties with respect to the manufacture of the API;

          (c)   prosecuting or defending litigation or complying with applicable court orders or governmental laws, rules or regulations including, but not limited to, disclosures required by the FDA or the Securities and Exchange Commission; or

          (d)   disclosure to Affiliates, sublicensees, employees, consultants, agents or other third parties who have a need to know such information for purposes of this Agreement or in connection with due diligence or similar investigations, and disclosure to potential third party investors in confidential financing documents, provided, in each case, that any such Affiliate, sublicensee, employee, consultant, agent or third party are subject to obligations of confidentiality and non-use comparable to those set forth in this Article 7.

        Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to Section 7.3(c), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own Confidential Information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.

        7.4    Access Restriction.    Each party shall restrict access to the other party's Confidential Information to only those employees, consultants, agents and other representatives who are directly connected with the performance of the services hereunder.

        7.5    Obligations Upon Termination.    Upon termination of this Agreement, if requested, the Receiving Party shall deliver to the Disclosing Party all notes, drawings, blueprints, manuals, letters, notebooks, reports of or pertaining to the Confidential Information of the Disclosing Party, including all copies thereof, and all other Confidential Information of the Disclosing Party that is in the possession of or under the control of the Receiving Party.

ARTICLE 8: INDEMNIFICATION

        8.1    Indemnification by NovaCardia.    NovaCardia shall indemnify, defend and hold DPC, its Affiliates and their respective directors, officers, employees, consultants and agents harmless from and against any and all claims, causes of action or suits ("Claims") resulting in any losses, liabilities, costs or expenses (including reasonable attorney's fees) of any kind ("Losses") asserted by any third party that arise out of or are attributable to (a) the negligence or willful misconduct of NovaCardia, its Affiliates or their respective employees, consultants, agents or representatives relating to NovaCardia's performance hereunder, (b) any material breach of any representation, warranty, covenant or other provision of this Agreement by NovaCardia, or (c) the research, development, manufacture, use, sale, offer for sale, storage, importation or transport of API by NovaCardia or its sublicensees, except to the extent such Losses are attributable to the negligence or willful misconduct of DPC, its Affiliates or their directors, officers, employees, consultants or agents, or any material breach of any representation, warranty, covenant or other provision of this Agreement by DPC or any breach of Section 13.2.

        8.2    Indemnification by DPC.    DPC shall indemnify, defend and hold NovaCardia, its Affiliates and their respective directors, officers, employees, consultants and agents harmless from and against any and all Claims resulting in any Losses asserted by any third party that arise out of or are attributable to (a) the negligence or willful misconduct of DPC, its Affiliates, or their respective employees, consultants, agents or representatives, relating to DPC's performance hereunder, or (b) any material breach of any representation, warranty, covenant or other provision of this Agreement by DPC or any breach of Section 13.2, except where such Losses are attributable to the negligence or willful misconduct of NovaCardia, its Affiliates or their respective directors, officers, employees, consultants or agents (in any case excluding DPC), or any material breach of any representation, warranty, covenant or other provision of this Agreement by NovaCardia, provided that in no event shall DPC be liable for any third party claims or damages solely resulting from late or cancelled deliveries hereunder.

        8.3    Indemnification Procedures.    Each party shall notify the other promptly of any threatened or pending claim or proceeding covered by this Article 8 and shall include sufficient information to enable the other party to assess the basis for such claim. Each party shall cooperate fully with the other party in the defense of all such claims. No settlement or compromise shall be binding on a party hereto without its prior written consent, such consent not be unreasonably withheld.

        8.4    Insurance.    During the term of this Agreement, each party shall maintain adequate product liability insurance. During the term of this Agreement, DPC shall maintain comprehensive general liability insurance, including product liability. The insurance afforded by the parties shall be primary insurance with minimum limits of Five Million U.S. Dollars (U.S.$5,000,000) per occurrence and an annual aggregate amount of Ten Million U.S. Dollars (U.S.$10,000,000). Such insurance shall not be cancelled or modified without providing the other party at least thirty (30) days prior written notice. The parties shall name the other party as an additional insured.

ARTICLE 9: TERM AND TERMINATION

        9.1    Term.    This Agreement shall commence on the Effective Date and shall continue until the date of FDA approval of the API or December 31, 2008 whichever is earlier, unless terminated earlier in accordance with Section 9.2.

        9.2    Termination.    This Agreement may be terminated under the conditions stated herein:

          (a)   by NovaCardia upon ninety (90) days' prior written notice to DPC in the event that NovaCardia in its sole discretion decides to terminate development and commercialization of the API;

          (b)   by a party upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within the sixty (60) day period following written notice of termination by the non-breaching party. If reasonable efforts to cure are being made within such period by the breaching party and the breach is capable of cure within ninety (120) days, such period shall be extended for an additional thirty (60) days; or

          (c)   by a party if (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by the other party, (iii) the other party makes or executes any assignment for the benefit of creditors, or (iv) any dissolution or winding up of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation).

        9.3    Effect of Termination.    Upon termination of this Agreement for any reason, DPC shall furnish to NovaCardia a complete inventory of all remaining Materials and API. Unless otherwise agreed to between the parties, all such remaining Materials and API shall be dealt with promptly as follows:

          (a)   DPC shall complete work on all Pre-Commercial Lots ordered prior to the effective date of such termination in accordance with the terms of this Agreement. Upon delivery of such Pre-Commercial Lots, NovaCardia shall pay DPC for such Pre-Commercial Lots accordance with the terms of this Agreement;

          (b)   All API, Materials and documents relating to this Agreement that are in DPC's possession upon termination of this Agreement shall be delivered to NovaCardia; or

          (c)   NovaCardia shall pay DPC for Materials purchased by DPC in accordance with Schedule B.

        9.4    No Discharge of Obligations.    Termination of this Agreement for any reason shall not discharge either party's liability for obligations incurred hereunder and amounts unpaid at the time of such termination.

        9.5    Tooling.    Upon any termination, DPC shall, after consultation with and upon request by NovaCardia, deliver to NovaCardia or a third party designated by NovaCardia all tooling and equipment purchased by NovaCardia. Such delivery costs shall be borne by NovaCardia.

ARTICLE 10: REGULATORY MATTERS

        10.1    Regulatory Filings.    NovaCardia shall be responsible for preparing and submitting all documents necessary for obtaining approval of its NDA. DPC agrees to comply with all reasonable commitments made in the NDA regarding DPC's manufacturing responsibilities as directed herein, provided that DPC is notified of such responsibilities and given an opportunity to review such commitments with sufficient time prior to their being included in the submitted document by NovaCardia and provided they are not inconsistent with the then applicable Specifications. DPC further agrees to use its best efforts to assist NovaCardia in obtaining FDA approval of its NDA with respect to such API, as well as approvals from any other government or agency which may be required for the marketing of such API in any other country. NovaCardia shall have the right to make reference in any documents necessary for obtaining approval of its NDA to the drug master files established by DPC in connection with the manufacture of the API.

        10.2    Ownership of Regulatory Approvals and Documentation.    The parties agree that NovaCardia shall be the sole and exclusive owner of all right, title and interest in and to the NDA and any other drug approval application or regulatory approval related to the API. DPC shall assist NovaCardia in the preparation of all documents necessary to effectuate NovaCardia's rights in any drug approval application or regulatory approval related to the API and agrees to transfer, effect, confirm, perfect, record, preserve, protect and enforce all rights, title and interests transferred hereunder, at the reasonable request and expense of NovaCardia.

        10.3    Pre—Approval Inspections.    DPC shall provide support to NovaCardia with respect to pre-approval inspections. DPC shall provide the FDA with (i) the necessary information related to its activities in respect of the API; and (ii) any information reasonably requested by the FDA.

        10.4    Cooperation.    The parties expect that NovaCardia will submit any information concerning the API required by the FDA. If DPC is required to submit to the FDA any information concerning the API as part of a FDA inspection or audit in connection with the manufacture of the API, NovaCardia will provide to DPC such documentation, data and other information as DPC may require for submission to the FDA.

        10.5    Compliance Audits.    DPC shall permit representatives of NovaCardia to conduct audits to confirm DPC's compliance with cGMPs and the Specifications upon reasonable advance notice and subject to the provisions of Article 7. DPC shall notify NovaCardia within twenty-four (24) hours after it receives notice of an FDA audit involving the API or any component thereof and shall provide to NovaCardia copies of any resulting document of action resulting from these audits within two (2) business days after receipt. Should either DPC or NovaCardia receive any such document of action, it shall so notify the other within two (2) business days after receipt and shall provide to the other an opportunity to the extent feasible under the circumstances, to provide input to any response to any such document of action.

ARTICLE 11: INTELLECTUAL PROPERTY

        11.1    Ownership and Rights.    Inventorship of inventions shall be determined in accordance with U.S. patent law. Inventions, discoveries, know-how and information developed, discovered or invented in the course of performance under this Agreement, and intellectual property arising therefrom ("Inventions") shall be solely owned by a party if solely invented by personnel of such party. Inventions shall be jointly owned by both parties if jointly invented by personnel of both parties, except that DPC shall solely own any such Inventions having utility with respect to the manufacture of products other than the API. Each party hereby assigns to the other party such of the assigning party's right, title and interest in and to Inventions as is necessary to achieve ownership of Inventions as provided in this Section 11.1. [. . .***. . .] solely to make, have made, use, import, offer for sale, sell and otherwise develop and commercialize the API. [. . .***. . .] for all uses. Inventions shall be deemed to be the Confidential Information of the party owning them. Each party shall have the sole right to file and prosecute patent applications and to maintain and enforce patents covering Inventions that it solely owns. Responsibility for filing, prosecution, maintenance, and enforcement of jointly owned Inventions shall be determined on a case-by-case basis.

        11.2    Defense and Settlement of Third Party Claims.    If a third party asserts that a patent or other right owned by it is infringed by the manufacture of Pre-Commercial Lots by

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DPC pursuant to this Agreement, the party first obtaining knowledge of such a claim shall immediately provide the other party notice of such claim and the related facts in reasonable detail. DPC shall be deemed to be the "Lead Party" with respect to any such alleged infringement that directly results from the manufacture, use or sale of Inventions solely owned by DPC, and NovaCardia shall be deemed to be the "Lead Party" with respect to any other alleged infringement. The Lead Party shall investigate the situation thoroughly with reasonable cooperation by the other party, and the parties shall discuss in good faith the defense of any such claim. The Lead Party shall have the right, but not the obligation, to control such defense at its sole expense. The other party shall have the right to be represented separately by counsel of its own choice at its own expense.

        11.3    Trademarks and Labeling.    DPC shall affix labeling to the API as specified in the Specifications. That labeling shall bear one or more trademarks to be designated by NovaCardia, and any patent marking designated by NovaCardia. Nothing contained herein shall give DPC any right to use any NovaCardia trademark except on API for NovaCardia, and DPC shall not obtain any right, title or interest in any NovaCardia's trademark by virtue of this Agreement or its performance of services hereunder.

        11.4    No Other Ownership Rights Granted.    No right or license is granted under this Agreement by either party to the other, either expressly or by implication, except those specifically set forth herein.

ARTICLE 12: RELATIONSHIP OF PARTIES

        12.1    Independent Contractors.    It is not the intent of the parties hereto to form any partnership or joint venture. Each party shall, in relation to its obligations hereunder, act as an independent contractor, and nothing in this Agreement shall be construed to give such party the power or authority to act for, bind or commit the other party in any way whatsoever. DPC will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to DPC's performance of services and receipt of fees under this Agreement.

        12.2    Public Statements.    DPC and NovaCardia each agree not to disclose the terms of this Agreement in any public statements, whether oral or written, including, but not limited to, shareholder reports, communications with stock market analysts, statements to customers or prospective customers, press releases or other communications with the media, or prospectuses, without the other party's prior written consent, which shall not be unreasonably withheld, except as required by federal, state or local laws, rules or regulations. If possible, each party shall give the other at least five (5) business days advance written notice of a disclosure required by applicable law and will cooperate with the other party to minimize the scope and content of such disclosure.

ARTICLE 13: REPRESENTATIONS AND WARRANTIES

        13.1    Mutual Representations and Warranties.    Each party represents and warrants as follows:

          (a)   that the terms of this Agreement are not inconsistent with its other contractual arrangements or obligations;

          (b)   it has full power and authority to enter into this Agreement; and

          (c)   this Agreement has been duly authorized and is binding upon it.

        13.2    DPC's Warranty.    DPC hereby represents and warrants as follows:

          (a)   DPC shall provide good and enforceable title to all items provided by DPC to NovaCardia hereunder;

          (b)   As of the date of delivery, all items provided to NovaCardia shall conform to the quality requirements stated herein and the Specifications;

          (c)   DPC shall comply with NovaCardia's written instructions provided under this Agreement and DPC's internal written procedures in connection with activities performed by DPC under this Agreement;

          (d)   DPC shall comply in all material respects with any law, regulation, ordinance, order, injunction, decree or requirement applicable to the manufacture of the API (including cGMPs);

          (e)   DPC shall use its commercially reasonable efforts to perform the services contemplated hereunder in accordance with the terms described herein with respect to the Development and Technology Transfer Phase and the schedules agreed hereunder. It is recognized and agreed by and between DPC and NovaCardia, however, that since the services are of a developmental or research nature, there can be no guarantee that the Development and Technology Transfer Phase will be successfully completed, or successfully completed within the contemplated time period, despite DPC's commercially reasonable efforts to do so. DPC shall produce the API and Pre-Commercial Lots in accordance with the Specifications.

          (f)    DPC shall maintain all required governmental permits, including, without limitation, health, safety and environmental permits, licenses, orders, applications and approvals regarding the manufacturing of the API necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement. DPC shall manufacture API in accordance with all such permits, licenses, orders, applications and approvals. DPC shall comply with all applicable present and future orders, regulations, requirements and laws of any and all federal, state, provincial and local authorities and agencies, including, but not limited to, all laws and regulations of such territories applicable to the transportation, storage, use, handling and disposal of hazardous materials;

          (g)   API shall, at the time it is shipped to the location designated by NovaCardia (i) not be adulterated or misbranded within the meaning of the Act, or within the meaning of any applicable state or municipal laws in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act; and (ii) not be articles that may not, under the Act or any other applicable law, statute or regulation, be introduced into interstate commerce;

          (h)   DPC represents and warrants that it shall not employ, contract with, or retain any person directly or indirectly to perform any services under this Agreement if such a person (a) is under investigation by the FDA for debarment or is presently debarred by the FDA pursuant to 21 U.S.C. § 335a or its successor provisions, or (b) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 CFR § 312.70 or its successor provisions. In addition, DPC represents and warrants that it has not engaged in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions. If, during the term of this Agreement, DPC or any person employed or retained by it to perform services under this Agreement (i) comes under investigation by the FDA for a debarment action or disqualification, (ii) is debarred or disqualified, or (iii) engages in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions, DPC shall immediately notify NovaCardia of same; and

          (i)    To DPC's knowledge, as of the Effective Date, any activity performed by or on behalf of DPC under this Agreement (including, without limitation, the practice of any of DPC's manufacturing processes or technology, but excluding use of API in accordance with this Agreement) would not infringe any patent, trademark, trade secret or other proprietary right of any third party.

        13.3    NovaCardia's Warranty.    NovaCardia hereby represents and warrants as follows: To NovaCardia's knowledge, as of the Effective Date, the research, development, manufacture (other than any activity performed by or on behalf of DPC under this Agreement including, without limitation, the practice of any of DPC's manufacturing processes or technology, but excluding use of API in accordance with this Agreement), use, sale, offer for sale, storage, importation or transport of API by or on behalf of NovaCardia in countries other than Japan and certain other Asian countries would not infringe any patent, trademark, trade secret or other proprietary right of any third party.

        13.4    No Implied Warranties.    EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, DPC AND NOVACARDIA MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, ANY EXPRESS OR IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST BUSINESS OPPORTUNITY OR LOST PROFITS.

        13.5    Limitation of Liability and Claims.    Except for (i) DPC's obligations under Section 8.2 in respect of indemnification for third party claims arising out or in connection with DPC's negligent acts or omissions, and (ii) DPC's obligations pursuant to Article 7, in no event shall the collective, aggregate liability of DPC and its Affiliates and its and their respective directors, officers, employees and agents under this Agreement exceed [. . .***. . .].

ARTICLE 14: ASSIGNMENT

        Except as provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that neither party shall transfer or assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. However, a party may assign this Agreement and its rights and obligations hereunder without such consent in connection with the assignment by a party to an Affiliate, to the successor to or the assignee of all or substantially all of the business of such party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. NovaCardia may, after written notice to DPC, assign this Agreement to any person or entity to which it has sold, licensed or otherwise transferred the rights to manufacture, the API and which has assumed all of NovaCardia's obligations hereunder provided that such assignment shall not release NovaCardia of its obligations hereunder. Notwithstanding the aforesaid, NovaCardia shall have no further obligations hereunder, except to the extent the same has accrued prior to assignment, provided that the assignee has in the reasonable judgment of DPC, sufficient financial capability and regulatory status to enable it to perform the obligations of NovaCardia hereunder. DPC may not subcontract or otherwise delegate its obligations under this Agreement without NovaCardia's prior written consent.

ARTICLE 15: GOVERNING LAW AND DISPUTE RESOLUTION

        15.1    Good Faith Negotiation.    Any controversy, claim or dispute arising out of or relating to this Agreement or the breach of this Agreement shall be settled, if possible, through good faith negotiation between the parties. Such good faith negotiations shall commence promptly upon a party's receipt of notice of any claim or dispute from the other party and continue for a period of sixty (60) days.

        15.2    Binding Arbitration.    If such efforts are not successful, such controversy, claim or dispute relating to, arising out of, or in any way connected with this Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of this Agreement, except as otherwise expressly provided in this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of law principles. Disputes shall be resolved through arbitration

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before three (3) arbitrators. Such arbitration shall take place in New York, New York and shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Within seven (7) calendar days of either party making a demand for arbitration (or longer if the parties so agree), NovaCardia and DPC shall each select one (1) arbitrator. A third (3rd) arbitrator shall be selected by the arbitrators selected by the parties within thirty (30) days of the demand for arbitration. In the event that either party shall fail to appoint its arbitrator, or the two (2) arbitrators selected by the parties fail to appoint a third (3rd) arbitrator, in either case within the prescribed time period, then either party may apply to the AAA for the appointment of such arbitrator. The determination of a majority of the panel of arbitrators shall be the decision of the panel and shall be binding regardless of whether one of the parties fails or refuses to participate in the arbitration. The panel shall be authorized to award compensatory damages, but shall NOT be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in subsections (i) and (ii) of this sentence will not apply if such damages are statutorily imposed. The panel also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief it deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. The determination of the panel shall be enforceable by any court of competent jurisdiction. Nothing herein shall limit or restrict a party's ability to seek injunctive or other equitable relief in the event of a breach or anticipated breach of Article 7.

        15.3    Payment of Costs.    Each party shall pay for the arbitrator it selects with the cost of the third (3rd) arbitrator being split equally between the parties. All other costs shall also be split equally between the parties. Either party may enter any arbitration award in any court having jurisdiction or may make application to any such court for a judicial acceptance of the award and order of enforcement, as the case may be. The parties' agreement to submit to arbitration referred to herein shall in no way prevent either party from exercising its right to terminate this Agreement consistent with the terms herein.

        15.4    Equitable Remedies From A Court of Law.    Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies, such as attachment, preliminary injunction or replevin, to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

        15.5    Intellectual Property and Anti-Trust.    This Article 15 shall not apply to any dispute, controversy or claim that concerns (i) the validity or infringement of a patent, trademark or copyright; or (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

        15.6    Waiver and Acknowledgement.    By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available to such party in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

ARTICLE 16: FORCE MAJEURE

        Neither party shall be liable to the other for default or delay in the performance of its obligations under this Agreement, if such default or delay shall be caused directly or indirectly by accident, fire, flood, riot, act of terrorism, war, weather, act of God, embargo, strike, failure or delay of usual sources of supply of materials, or delay of carriers or complete or partial shutdown of plant by any of the foregoing causes or other causes beyond its reasonable control, provided the same are not due to the fault or neglect of such party and provided further that any such default, delay or failure shall be remedied by such party as soon as possible after the removal of the cause of such default, failure or delay.

ARTICLE 17: NOTICES

        Unless otherwise provided herein, any notice required or permitted to be given hereunder or any proposal for any modification of this Agreement (hereinafter collectively referred to as the "Notice") shall be faxed, mailed by overnight mail, mailed by certified mail, postage prepaid, or delivered by hand to the party or the individual to whom such Notice is required or permitted to be given hereunder. If mailed, any such Notice shall be deemed to have been given five (5) business days from the date mailed, as evidenced by the postmark at the point of mailing. If delivered by hand or fax, any such Notice shall be deemed to have been given when received by the party to whom such Notice is given, as evidenced by written and dated receipt of the receiving party.

All correspondence to DPC shall be addressed as follows:

        DSM Pharma Chemicals North America, Inc.
        45 Waterview Blvd.
        Parsippany, NJ 07054
                Attention: [. . .***. . .], V. P. Marketing
                E-mail: [. . .***. . .]

All correspondence to NovaCardia shall be addressed as follows:

        NovaCardia, Inc.
        12230 El Camino Real, Suite 300
        San Diego, CA 92130
        Attn: Chief Executive Officer

        with a copy to:

        Cooley Godward LLP
        4401 Eastgate Mall
        San Diego, CA 92121
        Attention: L. Kay Chandler, Esq.

        Either party may change the address to which any correspondence to it is to be addressed by notification to the other party as provided herein.

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ARTICLE 18: CAPTIONS

        The captions in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof.

ARTICLE 19: SEVERABILITY

        Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

ARTICLE 20: WAIVER

        No failure on the part of either party hereto to exercise, and no delay in exercising, any right, privilege or power hereunder shall operate as a waiver or relinquishment of the provision giving rise thereto; nor shall any single or partial exercise by either party hereto of any right, privilege or power hereunder preclude any other further exercise thereof, or the exercise of any other right, privilege or power.

ARTICLE 21: SURVIVAL

        The provisions of Articles 7, 12, 14, 15, 16, 17, 21, 22 and 23 and Sections 8.1, 8.2, 8.3, 9.3, 9.4, 9.5, 11.1, 13.4 and 13.5 shall survive the termination or expiration of this Agreement.

ARTICLE 22: ENTIRE AGREEMENT

        This Agreement, together with the Schedules hereto (which are hereby incorporated by reference) constitute the complete and exclusive Agreement between the parties hereto with reference to the subject matter hereof, and no statement or agreements, oral or written, made prior to or at the signing hereof shall vary or modify the written terms hereof, and neither party shall claim any modification or rescission from any provision hereof unless such modification or rescission is in writing, signed by the other party. No modification shall be effected by the acknowledgement or acceptance of purchase orders, invoices, shipping documents, order confirmations or other forms or documents containing terms or conditions at variance with or in addition to those set forth herein.

ARTICLE 23: LANGUAGE

        The parties hereto confirm their agreement that this Agreement, as well as any amendment hereto and all other documents related hereto (including legal notices) and all information disclosed hereunder shall be in the English language only.

ARTICLE 24: COUNTERPARTS; FACSIMILE

        This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

ARTICLE 25: EXPORT

        This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries and territories that may be imposed upon or related to DPC or NovaCardia from time to time. Each party agrees that it will not export, directly or indirectly, any technical information acquired from the other party under this Agreement to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

[Signatures on following page]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

DSM Pharma Chemicals North America, Inc.
By:	/s/ [. . .***. . .]
Name:	[. . .***. . .]
Title:	V. P. Marketing
DSM Fine Chemicals Austria Nfg GmbH Co KG
By:	/s/ [. . .***. . .]
Name:	[. . .***. . .]
Title:	Attorney-In-Fact
NovaCardia, Inc.
By:	/s/ Randall E. Woods
Name:	Randall E. Woods
Title:	CEO

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Schedule A

Specifications

KW-3902 Proposed Commercial Specifications

Tests	Results	Specification
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
[. . .***. . .]

[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

[. . .***. . .]
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

[. . .***. . .]
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

[. . .***. . .]
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
[. . .***. . .]

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Schedule B
Development and Technology Transfer and Clinical Manufacturing

Part 1—Transfer and Process Development of KW-3902

[. . .***. . .]

[. . .***. . .]

During this part of the project, DSM will:

  •
  [. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

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Timing and Investment for Part 1

[. . .***. . .]

DSM will perform this work for €[. . .***. . .].

Payment schedule:

  •
  € [. . .***. . .] ([. . .***. . .]%) upon initiation of the laboratory phase—[. . .***. . .]

  •
  € [. . .***. . .] ([. . .***. . .]%) upon completion of the laboratory phase—[. . .***. . .]

Terms of payment shall be net, within thirty (30) days of the date of invoice.

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Part 2—Analytical Methods Transfer to MOVA

As requested, DSM will transfer the analytical methods to MOVA. During this activity DSM will:

  •
  [. . .***. . .]

Timing and Investment for Part 2

DSM will transfer the methods upon NovaCardia's request as this is a stand-alone activity.

The cost for the transfer is € [. . .***. . .] and will be invoiced upon completion of the activities.

Terms of payment shall be net, within thirty (30) days of the date of invoice.

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Part 3—Stability Testing

[. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

Timing and Investment for Part 3

[. . .***. . .]

The cost for the stability study of one batch is € [. . .***. . .].

Terms of payment shall be net, within thirty (30) days of the date of invoice.

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Part 4—Production Campaign of KW-3902

[. . .***. . .]

[. . .***. . .]

During the production phase DSM will:

  •
  [. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

Timing and Investment for Part 4

[. . .***. . .]

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DSM will perform the production of [. . .***. . .] batches of KW-3902 for an investment of € [. . .***. . .].

This investment consists of the following components which come due at different times:

  •
  € [. . .***. . .] for the required amounts of [. . .***. . .] and [. . .***. . .] for [. . .***. . .] batches.

  •
  € [. . .***. . .] for the production of [. . .***. . .] batches of KW-3902.

Payment schedule:

  •
  € [. . .***. . .]—[. . .***. . .]

  •
  € [. . .***. . .] ([. . .***. . .]%) [. . .***. . .]—[. . .***. . .]

  •
  € [. . .***. . .] ([. . .***. . .]%) [. . .***. . .]—[. . .***. . .]

Terms of payment shall be net, within thirty (30) days of the date of invoice. The material will be shipped FCA, Linz, Austria.

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Summary of Investments

Part 1—[. . .***. . .]	€[. . .***. . .]
Part 2—[. . .***. . .]	€[. . .***. . .]
Part 3—[. . .***. . .]	€[. . .***. . .]
Part 4—[. . .***. . .]	€[. . .***. . .]

Total	€[. . .***. . .]

Payment schedule:

  •
  € [. . .***. . .]

  •
  € [. . .***. . .] ([. . .***. . .]%) [. . .***. . .]—[. . .***. . .]

  •
  € [. . .***. . .] ([. . .***. . .]%) [. . .***. . .]—[. . .***. . .]

  •
  € [. . .***. . .] ([. . .***. . .]%) [. . .***. . .]—[. . .***. . .]

  •
  € [. . .***. . .]

  •
  € [. . .***. . .]—[. . .***. . .]

  •
  € [. . .***. . .] ([. . .***. . .]%) [. . .***. . .]—[. . .***. . .]

Terms of payment shall be net, within thirty (30) days of the date of invoice. The material will be shipped FCA, Linz, Austria.

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Exhibit 1—Specifications

Tests	Results	Specification
[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
[. . .***. . .]

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Exhibit 2—Schedule of Activities

The Gantt chart below shows the anticipated timing of the laboratory phase, followed by the production of [. . .***. . .] kg batches.

[. . .***. . .]

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Exhibit 3—The DSM Team

Contact information for key personnel on the NovaCardia project. In addition, we will involve others as needed.

Project Manager

  [. . .***. . .]
  Project Manager
  DSM Fine Chemicals Austria Nfg GmbH & Co KG
  St.-Peter-Str. 25, A-4021 Linz, Austria
  Dept.: CEL / Bldg.: 70
  Phone: +[. . .***. . .]
  Fax.: +[. . .***. . .]
  Email: [. . .***. . .]

Quality Assurance and Regulatory Affairs

  [. . .***. . .]
  Quality Assurance and Regulatory Affairs
  DSM Pharma Chemicals
  St.-Peter-Strasse 25, A-4021 Linz, Austria
  PO Box 933
  Phone: +[. . .***. . .]
  Fax: +[. . .***. . .]
  Email: [. . .***. . .]

Commercial Project Manager

  [. . .***. . .]
  Director of Business Development
  DSM Pharma Chemicals, North America Inc.
  45 Waterview Boulevard
  Parsippany, NJ 07054
  Tel: [. . .***. . .]
  Fax: [. . .***. . .]
  Cell: [. . .***. . .]
  Email: [. . .***. . .]
   www.dsmpharmachemicals.com

  ***Confidential Treatment Requested

Schedule C
Fee for Services—Development and Technology Transfer and Clinical Manufacturing

DPC shall charge NovaCardia for performing the development, technology transfer, clinical manufacturing and testing [. . .***. . .]

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Schedule D
Timeline

[. . .***. . .]

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Schedule E
Quality Agreement

[To be provided by the parties as soon as practicable in accordance with Article 4]

QuickLinks

  Exhibit 10.19